                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  MAXIS, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           R.R. DONNELLEY FINANCIAL
- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                [LOGO OF MAXIS]

                                  MAXIS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                          TO BE HELD AUGUST 21, 1996

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxis, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, August 21, 1996, at 10:00 a.m., local time, at the Dean Lesher Regional Center for the Arts, 1601 Civic Drive, Walnut Creek, California 94596, for the following purposes:

  1. To elect eight (8) directors of the Company to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Board of Directors intends to nominate the following individuals for election to the Board: Jeffrey B. Braun, William R. Wright, William H. Janeway, Dr. Henry Kressel, Avram C. Miller, Samuel
     L. Poole, Charles H. Gaylord Jr. and Eric C.W. Dunn.

  2. To approve amendments to the Company's 1995 Stock Plan to (i) increase the number of shares of the Company's Common Stock reserved for issuance under such plan by 1,200,000 shares from a total of 575,000 shares to a total of 1,775,000 shares, and (ii) make directors of the Company eligible to participate in such plan.

  3. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for issuance under such plan by 100,000 shares from a total of 100,000 shares to a total of 200,000 shares.

  4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 31, 1997.

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on June 28, 1996, are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Samuel L. Poole
                                          President
                                          ---------
Walnut Creek, California
July 22, 1996

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND
         PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                  MAXIS, INC.

                               ----------------

            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of Maxis, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, August 21, 1996, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Dean Lesher Regional Center for the Arts, 1601 Civic Drive, Walnut Creek, California, 94596. The Company's telephone number is (510) 933-5630.

  These proxy solicitation materials were mailed on or about July 22, 1996, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Stockholders of record at the close of business on June 28, 1996 (the "Record Date"), are entitled to notice of and to vote at the meeting. On that date, 11,076,528 shares of the Company's Common Stock were issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of the Rocord Date, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                          SHARES    APPROXIMATE
                                                       BENEFICIALLY   PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED        OWNED
         ------------------------------------          ------------ -----------
Jeffrey B. Braun (1)..................................  3,209,600      29.0%
 2121 N. California Blvd., Suite 600
 Walnut Creek, CA 94596

Warburg, Pincus Investors, L.P. (2)...................  1,593,750      14.4
 466 Lexington Avenue
 New York, NY 10017

William H. Janeway(3).................................  1,593,750      14.4

Dr. Henry Kressel(3)..................................  1,593,750      14.4

William R. Wright(4)..................................  1,323,400      11.9
 2121 N. California Blvd., Suite 600
 Walnut Creek, CA 94596

Samuel L. Poole.......................................    228,815       2.1
Avram C. Miller(5)....................................     24,000         *
Charles H. Gaylord Jr.(6).............................     20,000         *
Eric C.W. Dunn........................................          0        --

OTHER OFFICERS
Fred M. Gerson(7).....................................    120,664       1.1
Joseph M. Scirica.....................................     89,123         *
Douglas B. Litke......................................     57,746         *
All Directors and Executive Officers as a Group
 (16 Persons)(8)......................................  6,827,826      61.5

- - --------
 * Less than 1%.
(1) Shares held of record by a trust for the benefit of Mr. Braun.
(2) The sole General Partner of Warburg, Pincus, Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the Managing Partner of WP and may be deemed to control WP. E.M. Warburg, a New York general partnership ("EMW") that has the same general partners as WP, manages Warburg. WP has a 20% interest in the profits of Warburg and, through its wholly owned subsidiary, EMW owns 1.13% of the limited partnership interests in Warburg. Mr. Janeway and Dr. Kressel, directors of the Company, are Managing Directors of EMW and General Partners of WP and EMW. As such, Mr. Janeway and Dr. Kressel may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), in an indeterminate portion of the shares beneficially owned by Warburg, EMW and WP.
(3) All of the shares indicated as owned by Mr. Janeway and Dr. Kressel are owned directly by Warburg and are included because of their affiliation with Warburg. Mr. Janeway and Dr. Kressel disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.
(4) Includes 1,223,400 shares held of record by a trust for the benefit of Mr. Wright and his family. Also includes 100,000 shares held by a trust for the benefit of a child of Mr. Wright, as to which trust Mr. Wright is not a trustee, and as to which shares Mr. Wright disclaims beneficial ownership.
(5) Includes 20,000 shares subject to a stock option exercisable within 60 days of the Record Date.
(6) Shares held of record by a trust for the benefit of Mr. Gaylord.
(7) Includes 664 shares held by the children of Mr. Gerson, as to which shares Mr. Gerson disclaims beneficial ownership.
(8) Includes 20,625 shares subject to stock options, exercisable within 60 days of the Record Date.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

  The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme
                           --------------------------
Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than March 31, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

  A Board of eight directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, in accordance with cumulative voting, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no family relationships among any directors or executive officers of the Company.

  The names of the nominees and certain information about them are set forth below.

                                                                                          DIRECTOR
   NAME OF NOMINEE         AGE                 PRINCIPAL OCCUPATION                        SINCE
   ---------------         ---                 --------------------                       --------
 Jeffrey B. Braun           40      Co-founder, Chief Executive Officer and                 1990
                                     Chairman of the Board of Directors of the Company
 William R. Wright          36      Co-founder, Chief Technical Designer and                1990
                                     Director of the Company
 William H. Janeway         53      Managing Director, E. M. Warburg, Pincus                1992
                                     and Co., Inc.
 Dr. Henry Kressel          62      Managing Director, E.M. Warburg, Pincus                 1992
                                     and Co., Inc.
 Avram C. Miller            51      Vice President, Corporate Business                      1995
                                     Development, Intel Corporation
 Samuel L. Poole            48      President and Director of the Company                   1994
 Charles H. Gaylord, Jr.    51      Consultant                                              1994
 Eric C.W. Dunn             38      Senior Vice President,                                  1996
                                     Consumer/International Division, Intuit, Inc.

  Mr. Braun is a co-founder of the Company and has served as Chief Executive Officer of the Company since November 1993. From 1987 to November 1993, Mr. Braun served as President of the Company and, from September 1990 to the present, as Chairman of the Board. Mr. Braun has over 13 years of experience in the software industry.

  Mr. Wright is a co-founder of the Company, has served as Chief Technical Designer since the Company began business in 1987, and as a Director of the Company since September 1990. Mr. Wright is the designer of SimCity, SimCity
                                                            -------  -------
2000, SimEarth and SimAnt.
- - ----  --------     ------
  Mr. Janeway has served as a Director of the Company since June 1992. Since 1988, Mr. Janeway has served as a Managing Director and Head of the Venture Capital High Technology Team of E.M. Warburg Pincus and Co., Inc. Mr. Janeway serves as a director of Zilog, Inc., Vanstar Corporation, OpenVision Technologies, Inc. and several privately held companies.

  Dr. Kressel has served as a Director of the Company since June 1992. Since 1985, Dr. Kressel has served as a Managing Director of E.M. Warburg, Pincus and Co., Inc. Dr. Kressel serves as a director of Level One Communications, Inc., Zilog, Inc., Nova Corporation, Tres Com International, and several privately held companies.

  Mr. Miller has served as a Director of the Company since April 1995. Since 1984, Mr. Miller has held various positions at Intel Corporation, a semiconductor manufacturer, most recently as Vice President, Corporate Business Development.

  Mr. Poole has served as President of the Company since November 1993 and as a Director since April 1994. Mr. Poole joined the Company in August 1992 as Vice President, Sales. From January 1991 to August 1992, he was employed by Disney Software, Inc. as Director of Sales. From January 1989 to January 1991, Mr. Poole was employed by Cinemaware Corporation, a software publisher, as Vice President of Marketing and Sales. From 1984 to 1989, he served as President of IntelliCreations, Inc., a software publisher. Mr. Poole holds an M.B.A. degree from Kent State University and a B.A. degree from Thiel College.

  Mr. Gaylord has served as a Director of the Company since April 1994. Mr. Gaylord is currently working as an independent technology investor. From December 1993 until September 1994, Mr. Gaylord was Executive Vice President for Intuit, Inc. and Chairman of the Board of Chipsoft, Inc. From 1990, until the acquisition of Chipsoft by Intuit in December 1993, he was employed by Chipsoft, initially as President and Chief Executive Officer. For the preceding seventeen years, he held various positions at Transworld Oil International Group of Companies, including servicing as President of Transworld Oil America, Inc., a privately-held oil trading and marketing company.

  Mr. Dunn was appointed to the Company's Board of Directors in March of 1996. Mr. Dunn is the Vice President and General Manager of Intuit's Personal Finance Group and was the primary architect of the Quicken family of products. He served as Intuit's Chief Financial Officer from the time he joined Intuit in September 1986 throughout the end of 1993. Before joining Intuit, Mr. Dunn spent three years as a consultant with Bain & Company, a corporate strategy consulting firm. From 1979 to 1981, Mr. Dunn worked as an analyst at IBM. Mr. Dunn graduated summa cum laude from Harvard College with a B.A. degree in physics. He also earned an M.B.A. from Harvard Business School, graduating as a Baker Scholar.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

  The eight nominees receiving the highest number of affirmative Votes Cast shall be elected as directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of eleven meetings and took no action by written consent during the fiscal year ended March 31, 1996. No director participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served.

  The Board of Directors has standing Compensation and Audit Committees. It does not have a Nominating Committee or any committees performing the functions of a Nominating Committee.

  The Compensation Committee of the Board of Directors, currently consisting of Messrs. Gaylord, Kressel and Miller, held a total of six meetings and took no action by written consent during the fiscal year ended March 31, 1996. The Compensation Committee reviews and approves the Company's executive compensation strategy and stock option grants to employees and executive officers, including the Chief Executive Officer and the President. The Committee also approves general guidelines for the compensation of all Company employees and provides recommendations to the Board for the compensation of the Chief Executive Officer.

  The Audit Committee of the Board of Directors met four times during the fiscal year ended March 31, 1996. This Committee reviews and approves the scope of the annual audit; recommends to the Board the appointment of the independent public accountants; interviews the independent public accountants for review and analysis of the Company's financial staff, systems, and adequacy of controls; and reviews any non-audit services of the independent public accountants. Current members of the Audit Committee are Messrs. Dunn, Gaylord and Miller. Messr. Janeway served as an Audit Committee member until March 1996, when Mr. Dunn joined the Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee has no member who is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, and no such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In October and December 1993, the Company loaned $24,000 and $48,000, respectively, to Samuel L. Poole, an executive officer and Director of the Company, in connection with the exercise of nonqualified stock options to purchase 80,000 and 160,000 shares of Common Stock, respectively, at $.30 per share, with interest payable at rates of 3.69% and 5.97%, respectively, compounded annually and with terms of three and nine years, respectively. Mr. Poole repaid both notes, in full, on December 12, 1995. In November 1994, the Company loaned $87,000 to Fred M. Gerson, an executive officer of the Company, in connection with the exercise of a nonqualified stock option to purchase 120,000 shares of Common Stock at $.725 per share, with interest payable at a rate of 6.24%, compounded annually, and for a term of three (3) years. The foregoing loan is secured by the Common Stock purchased by Mr. Gerson. As of March 31, 1995, the total outstanding balance on Mr. Gerson's note was $89,027. As of March 31, 1996, the total oustanding balance was $89,262. The loan is currently in good standing with the Company.

  The Company and William R. Wright, a Director and Co-founder of the Company, are parties to three Software Development License Agreements dated November 25, 1991 relating to the development of SimAnt, SimEarth, SimCity and SimCity
                                        ------  --------  -------     -------
Terrain Editor. Mr. Wright has received royalties from the Company in the
- - --------------
aggregate amount of $223,951 from March 31, 1995 through March 31, 1996, for fiscal year 1996, pursuant to these agreements.

  The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. These transactions were, and all future transactions, between the Company and its officers, directors, principal stockholders and their affiliates will be, approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            EMPLOYEE BENEFIT PLANS

  The following is a brief summary of plans in effect during the fiscal year ended March 31, 1996 under which officers, directors and employees of the Company received benefits. The closing price of the Company's Common Stock reported on the Nasdaq National Market on the Record Date was $19.75 per share.

401(k) PLAN

  The Company maintains the Maxis, Inc., 401(k) Savings and Retirement Plan (the "401(k) Plan"), a defined contribution retirement plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986 as amended (the "Code"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All regular employees of the Company may participate in the 401(k) Plan after 90 days of employment with the Company. Participants may contribute from 1% to 15% of their compensation to the 401(k) plan, subject to statutory limits. The Company provides a 100% matching contribution, up to 5% of an employee's compensation, also subject to statutory limits. The Company limits the matching contribution to a maximum dollar amount of $5,000 for any year. Allocation of the matching contribution is integrated with Social Security in accordance with applicable nondiscrimination rules under the Code.

1995 EMPLOYEE STOCK PURCHASE PLAN

  The Company has reserved an aggregate of 100,000 shares of Common Stock for issuance under its 1995 Employee Stock Purchase Plan (the "ESPP"). See Proposal No. 3 for the proposed addition of 100,000 shares to the ESPP. The ESPP was adopted by the Board of Directors in March 1995 and approved by the Company's stockholders in May 1995. The ESPP is intended to qualify under
Section 423 of the Code, and permits eligible employees of the Company to purchase Common Stock through payroll deductions of up to 10% of their compensation. For a more detailed discussion of the ESPP, see Proposal No. 3.

  The following table sets forth as to the Named Executive Officers, all current executive officers as a group and all other employees as a group (i) the number of shares of the Company's Common Stock purchased under the ESPP during the period from its inception until March 31, 1996; (ii) the aggregate purchase price thereof and (iii) the fair value of stock purchased through March 31, 1996 under the ESPP:

                                                NUMBER   AGGREGATE FAIR VALUE OF
            NAME OF INDIVIDUAL OR              OF SHARES PURCHASE      STOCK
              IDENTITY OF GROUP                PURCHASED   PRICE     PURCHASED
            ---------------------              --------- --------- -------------
Jeffrey B. Braun.............................      -0-    $   -0-    $    -0-
Samuel L. Poole..............................      815     11,084      30,766
Fred M. Gerson...............................      664      9,030      25,066
Joseph M. Scirica............................      423      5,753      15,968
Douglas B. Litke.............................      246      3,346       9,287
All current executive officers as a group
 (10 persons)................................    3,965     53,924     149,679
All employees as a group (including current
 officers who are not executive officers)....   18,205    247,588     687,239

INCENTIVE PROGRAM

  The Compensation Committee establishes, on an annual basis, a cash incentive program for all of the Company's executive officers, except for the Chief Executive Officer. The Chief Executive Officer's cash incentive program is set by the Board of Directors, who are under advisement of the Compensation Committee. The incentive program is performance based related to overall Company performance and executive team and individual goals and objectives.

1993 STOCK OPTION PLAN

  The Company maintained a stock compensation plan to provide continuing long-term incentives to all employees, to provide a means of rewarding outstanding performance by individuals, and to enable the Company to attract and retain key personnel necessary for the continued long-term growth of the Company. No further options will be granted under the Company's 1993 Stock Option Plan (the "1993 Plan"). The Company intends to provide long-term incentives to employees by granting options pursuant to its 1995 Stock Plan described below.

  Outstanding options of the 1993 Plan are administered by the Compensation Committee. The Board may interpret the 1993 Plan and, subject to its provisions, may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 1993 Plan. Subject to certain limits set forth in the 1993 Plan, the Board has complete discretion to select the participants, establish the manner in which options are granted and exercised, cancel or modify options in certain situations, impose restrictions on transferability or repurchase rights on shares of Common Stock issued thereunder, and otherwise prescribe all terms and provisions of options granted under the 1993 Plan. As of the Record Date, options for 288,529 shares of Common Stock remained outstanding at a weighted average exercise price of $2.74 per share and options for 1,143,753 shares of Common Stock had been exercised.

1995 STOCK PLAN

  The Company has reserved an aggregate of 575,000 shares of Common Stock for issuance under its 1995 Stock Plan (the "1995 Plan"). The 1995 Plan was adopted by the Board of Directors in March 1995 and approved by the Company's stockholders in May 1995. The 1995 Plan is currently administered by the Compensation Committee of the Board of Directors. As of the Record Date, options to purchase 377,052 shares of Common Stock were outstanding at a weighted average exercise price of $26.64 per share, options for 0 shares had been exercised and 197,948 shares were available for future option grant or direct sale under the 1995 Plan. For a more detailed discussion, please see Proposal No. 2. During fiscal 1996, options to purchase 32,500 shares at a weighted average exercise price of $38.67 per share were granted to executive officers of the Company and options to purchase 201,650 shares at a weighted average exercise price of $29.13 per share were granted to other employees of the Company.

                                PROPOSAL NO. 2
                           APPROVAL OF AMENDMENTS TO
                                1995 STOCK PLAN

  At the Annual Meeting, stockholders will be asked to approve amendments to the Company's 1995 Plan to (i) increase the number of shares of the Company's Common Stock reserved for issuance under the 1995 Plan by 1,200,000 shares from a total of 575,000 shares to a total of 1,775,000 shares and (ii) make directors of the Company eligible to participate in the 1995 Plan. The 1995 Plan is described in more detail below. Since each executive officer and director of the Company is eligible to receive options under the 1995 Plan, as amended, each such executive officer and director has a personal interest in the proposed amendments to the 1995 Plan.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

  The affirmative vote of a majority of Votes Cast is required to ratify and approve the proposed amendment to the 1995 Stock Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1995 PLAN.

TERMS OF THE 1995 STOCK PLAN

  General. The 1995 Plan was adopted by the Board of Directors in March of 1995 and approved by the Company's stockholders in May of 1995. The Company has currently reserved an aggregate of 575,000 shares of Common Stock for issuance under the 1995 Plan. Set forth below is a summary of the principal features of the 1995 Plan, which summary is qualified in its entirety by reference to the terms and conditions of the 1995 Plan. In addition, the Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 1995 Plan. Any such request should be directed as follows: Stock Administration Department, Maxis, Inc., 2121 N. California Blvd., Suite 600, Walnut Creek, CA 94596; telephone number (510) 933-5630.

  Purposes. The purposes of the 1995 Plan are to attract and retain the best available personnel for the positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business. In order to provide a flexible vehicle under which appropriate incentives can be awarded, the 1995 Plan permits the granting of incentive stock options, nonstatutory stock options and stock purchase rights.

  Administration. The 1995 Plan may be administered by the Board or a Committee appointed by the Board (the "Administrator"). The 1995 Plan is administered so as to satisfy certain requirements under the federal securities laws, including the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Delaware corporate law and the Internal Revenue Code of 1986, as amended (the "Code").

  Currently, the 1995 Plan is administered by the Compensation Committee of the Board of Directors, all of whose members are non-employees. Subject to the terms of the 1995 Plan, the Administrator determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Administrator also has the authority to construe and interpret any of the provisions of the 1995 Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees.

  Neither the members of the Board nor the members of the Compensation Committee received any compensation for administering the 1995 Plan other than expenses incurred in connection with meeting attendance. The Company bears all expenses in connection with administration of the 1995 Plan and has agreed to indemnify members of the Administrator in connection with their administration of the 1995 Plan.

  Eligibility. The 1995 Plan, as amended, provides for grants of options to employees and consultants (including directors) of the Company and its subsidiaries; provided, however, that no employee may be granted an option for more than 500,000 shares in any one fiscal year. Incentive stock options may be granted only to employees (including officers and employee directors). The Administrator selects the recipients of awards under the 1995 Plan and determines the number of shares to be subject to each option. An optionee may hold more than one option granted under the 1995 Plan. Both incentive stock options ("ISOs"), as defined in Section 422 of the Code and nonqualified stock options may be granted under the 1995 Plan.

  Terms of Options Granted Under the 1995 Plan. The exercise price of options granted under the 1995 Plan is determined by the Administrator. With respect to incentive stock options granted under the 1995 Plan, the exercise price must be at least equal to 100% of the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of the fair market value of the Common Stock on the date of grant. The maximum term of an option granted under the 1995 Plan may not exceed ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock).

  Options outstanding under the 1995 Plan generally vest and become exercisable, assuming continued service as an employee or consultant, at the rate of 25% of the shares subject to an option on the first anniversary of the commencement of vesting date and 25% of the shares each year thereafter, such that all shares under an option vest in full four years from the commencement of vesting date and assuming continued service as an employee or consultant throughout this time. Options outstanding under the 1995 Plan generally have a term of ten years, except for employees of the United Kingdom subsidiary of the Company, whose options have a term of 6 years and 11 months.

  To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. Shares being purchased under the 1995 Plan may be paid for in cash or by other specified forms of payment.

  Termination of Options. In the event of termination of an optionee's employment or consulting arrangement, options may only be exercised to the extent vested as of the date of termination, for a period not to exceed three months (12 months, in the case of termination as a result of death or disability) following the date of termination. Options may not be sold or transferred other than by will or the laws of descent and distribution and may be exercised during the life of the optionee only by the optionee.

  Stock Purchase Rights. The 1995 Plan permits the Company to grant stock purchase rights that allow the optionee the opportunity, during a specified period of time not exceeding six months, to purchase Common Stock of the Company on the terms specified by the Administrator. The Administrator notifies the optionee in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the optionee will be entitled to purchase, the price to be paid and the time within which the optionee must accept such offer (which will in no event exceed six months from the date upon which the Administrator made the determination to grant the Purchase Rights). Offers may be accepted by execution of the restricted stock purchase agreement between the Company and the optionee and payment of the purchase price.

  Unless the Administrator determines otherwise, the restricted stock purchase agreement will grant the Company a repurchase option at the original price paid by the purchaser exercisable upon the termination of the purchaser's employment or consulting relationship with the Company for any reason. The purchase price per share upon repurchase by the Company upon exercise of its repurchases option may be paid in cash or by cancellation of indebtedness of the purchaser to the Company. The repurchase option will lapse at such rate as the administrator may determine.

  Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made to the exercise price and number of shares subject to each outstanding option and stock purchase right and to the number of shares which have been reserved for issuance under the 1995 Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding options and stock purchase rights automatically terminate unless otherwise provided by the Board. The Board of Directors may in such event and in its sole discretion declare that any option or stock purchase right shall terminate as of a fixed date and give each participant the right to exercise his or her option or stock purchase right as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a merger of the Company with another corporation, or the sale of substantially all of the assets of the Company, the 1995 Plan provides that each outstanding option and stock purchase right may be assumed or an equivalent option or stock purchase right may be substituted by the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the participant to have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which the option or stock purchase right would not otherwise be exercisable.

  Amendment and Termination. The Board of Directors may amend, alter, suspend or terminate the 1995 Plan at any time or from time to time, but any such amendment, alteration, suspension or termination shall not adversely affect any option then outstanding under the 1995 Plan, without the consent of the holder of the option. In any event, the 1995 Plan will terminate in 2005.

  In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment of the 1995 Plan in such a manner and to such a degree as required.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

  The following is a brief summary of the federal income tax consequences of transactions under the 1995 Plan based on federal securities and income tax laws in effect on January 1, 1996. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

  Incentive Stock Options. No taxable income is recognized by the optionee upon grant or exercise of an incentive stock option unless the alternative minimum tax rules apply. If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

  If Common Stock acquired upon the exercise of an incentive stock option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise

(or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also subject to Section 16 of the Exchange Act (an "Insider"). See the discussion below under "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Nonstatutory Stock Options. Except as noted below, with respect to nonstatutory stock options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a nonstatutory stock option will constitute wages for which withholding will be required. However, different rules may apply if shares subject to a repurchase option of the Company ("Restricted Shares") are purchased or if shares are purchased by an optionee who is also an Insider. See discussion below of "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options.

  Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers. Generally, Insiders (who are subject to Section 16 of the Exchange
Act) and individuals who purchase Restricted Stock may have their recognition of compensation income at the beginning of their capital gains holding period deferred until the date that is up to six months after the option exercise (for Insiders) or until the date that the restrictions lapse (for restricted stock purchasers) (the "Deferral Date"). The excess of the fair market value of the stock determined as of the Deferral Date over the purchase price will be taxed as ordinary income, and the tax holding period for any subsequent gain or loss will begin on the Deferral Date. However, an Insider or restricted stock purchaser who so elects under Code Section 83(b) on a timely basis may instead be taxed on the difference between the excess of the fair market value on the date of transfer over the purchase price, with the tax holding period beginning on such date. Similar rules apply for alternative minimum tax purposes with respect to the exercise of an Incentive Stock Option by an Insider.

  THE FOREGOING BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE 1995 PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                PROPOSAL NO. 3
                           APPROVAL OF AMENDMENT TO
                         EMPLOYEE STOCK PURCHASE PLAN

  At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1995 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of the Company's common stock reserved for issuance under the ESPP by 100,000 shares, from a total of 100,000 shares to a total of 200,000 shares. Since each executive officer, other than Jeffrey B. Braun and William
R. Wright, is eligible to participate in the ESPP, each such officer has a personal interest in this proposed amendment to the ESPP.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

  The affirmative vote of a majority of Votes Cast is required to ratify and approve the proposed amendment to the 1995 Employee Stock Purchase Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE PURCHASE PLAN.

TERMS OF THE ESPP

  General. The Company has currently reserved an aggregate of 100,000 shares of Common Stock for issuance under the ESPP. The ESPP was adopted by the Board of Directors in March 1995 and approved by the Company's stockholders in May 1995. Set forth below is a summary of the principal features of the ESPP, which summary is qualified in its entirety by reference to the terms and conditions of the ESPP. In addition, the Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the ESPP. Any such request should be directed as follows:
Stock Administration Department, Maxis, Inc., 2121 N. California Blvd., Suite 600, Walnut Creek, CA 94596; telephone number (510) 933-5630.

  Purpose. The purpose of the Purchase Plan is to provide employees of the Company who participate in the plan with an opportunity to purchase Common Stock of the Company at a discount through payroll deductions.

  Administration. The ESPP is administered by the Board or by a committee appointed by the Board. References herein to the "Committee" shall refer to the Board or the committee, as applicable, unless the context otherwise requires. The ESPP is currently administered by the Compensation Committee. The interpretation or construction by the Committee of any provision of the Purchase Plan or of any award granted under it is final and binding on all participating employees.

  Eligibility. All employees of the Company (including directors who are employees), or any parent or subsidiary thereof (as defined in the ESPP), are eligible to participate in the ESPP except the following: (i) employees who customarily work less than 20 hours per week, or five months per year, and
(ii) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary.

  Participation. Each offering of Common Stock under the ESPP is for a period of two years (the "Offering Period"). New Offering Periods commence on the first business day of January and July. The first day of each Offering Period is the "Offering Date" for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of four six-month purchase periods (each a "Purchase Period") commencing on the first business day of January and July. The last day of each Purchase Period is a "Purchase Date."

  Employees participate in the ESPP during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be more than 10% of the employee's base salary, wages, commissions, and overtime. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the ESPP. Once enrolled, a participating employee will automatically participate in successive Offering Periods unless the employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions once each calendar quarter. Not more than one change may be made effective during any one Purchase Period. No employee may purchase more than $25,000 worth of stock in any calendar year under the program.

  Purchase Price. The price of Common Stock purchased under the ESPP is 85% of the lower of, the fair market value of the Common Stock on (i) the first day of the Offering Period in which the employee is participating or (ii) the last day of the Purchase Period. The fair market value of the common stock on a given date is the closing bid price of the common stock on the immediately preceding business day as quoted on the Nasdaq National Market quotation system. On the Record Date, the closing bid price of the Company's common stock was $19.75.

  Purchase of Stock. The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the ESPP by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last day of the Purchase Period.

  Withdrawal. An employee may withdraw from any Offering Period at any time prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the ESPP. The failure to remain in the continuous employ of the Company or its majority owned subsidiaries for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

  Termination of Employment. Termination of an employee's employment for any reason, including retirement or death, immediately cancels the employee's participation in the ESPP. In such event, the payroll deductions credited to the employee's account are returned to the employee or, in case of death, to the employee's legal representative.

  Shares Purchased. As of March 31, 1996, a total of 22,170 shares of Common Stock had been purchased by employees at an aggregate purchase price of $301,512 and a weighted average purchase price of $13.60 per share pursuant to offerings under the ESPP and 77,830 shares remained available for future issuance under the ESPP.

  Capital Changes. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Administrator to the shares subject to purchase under the ESPP and in the purchase price per share.

  Nonassignability. No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the ESPP.

  Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the ESPP, except that no such amendment or termination shall affect options previously granted if it would adversely affect the rights of any participant. No amendment may be made to the ESPP without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the plan, permit payroll deductions in excess of 10% of the participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the plan.

 Tax Information

  The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) an amount computed as 15% of the fair market value of the shares as of the grant date will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to optionee subject to Section 16 of the Exchange Act. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant.

  THE FOREGOING BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE ESPP DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                PROPOSAL NO. 4
                        RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 1997, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements since the inception of the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

  Although not required to be submitted for stockholder approval, the Board of Directors has conditioned its appointment of auditors upon the receipt of the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid by the Company during each of the last two fiscal years ended March 31, 1996, to the Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal 1996 (the "Named Executive Officers"):

                                                         ANNUAL COMPENSATION
                                                         -------------------
                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                   OTHER        AWARDS
                                                                ------------ ------------
                                                                              SECURITIES
                                  FISCAL                           ANNUAL     UNDERLYING     ALL OTHER
                                   YEAR   SALARY      BONUS     COMPENSATION   OPTIONS    COMPENSATION(1)
                                  ------ --------    -------    ------------ ------------ ---------------
Jeffrey B. Braun...............    1996  $225,000    $75,600          --           --         $4,927
  Chief Executive Officer......    1995   225,000     36,017          --           --          9,240

Samuel L. Poole................    1996   183,905     50,400       $3,906(2)       --          5,388
  President....................    1995   150,000     24,011        5,019(2)       --          8,156

Fred M. Gerson.................    1996   150,000     47,925          --           --          5,625
  Vice President, Chief........    1995    59,135(3)   7,789(3)       --           --          1,250
   Financial Officer

Joseph M. Scirica..............    1996   135,000     43,133          --           --          5,188
  Vice President,..............    1995   120,000     19,209          --        40,000         6,121
   Product Development

Douglas B. Litke...............    1996   111,300     49,195          --           --          5,516
  Vice President,..............    1995   105,000     29,408       26,672(4)    80,000           875
   Business Development

- - --------
(1) Represents matching contributions under the Company's 401(k) Plan.
(2) Represents automobile reimbursement.
(3) Fred M. Gerson joined the Company in November 1994, five months prior to the beginning of the 1996 fiscal year.
(4) Represents relocation reimbursement.

                  OPTION GRANTS AND EXERCISES IN FISCAL 1996

  No options were granted to, or exercised by, any Named Executive Officer during fiscal 1996.

COMPENSATION OF DIRECTORS

  Other than reimbursement for certain expenses incurred in connection with attendance at board and committee meetings, the directors of the Company did not receive any cash compensation for services provided as directors during fiscal 1996. Outside directors may be granted nonstatutory stock options from time to time at the discretion of the Board of Directors. Eric C.W. Dunn was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $25.25 on March 7, 1996, in conjunction with his joining the Board of Directors. Currently, there are five Outside Directors. Please see "Employee Benefit Plans -- 1995 Stock Plan" for information with respect to the 1995 Stock Plan.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

  Messrs. Braun and Wright have employment agreements with the Company. The agreements fix their base compensation, provide for their participation in such employee benefit plans as the Company may adopt from time to time for its management and supervisory personnel generally, and, in certain circumstances, allow for severance payments of up to six months' salary. The agreements are automatically renewed annually unless terminated by either party on 90 days' notice. The agreements also contain confidentiality, proprietary rights and dispute resolution provisions.

  In the event of a change of control of the Company, including a liquidation, merger or sale of substantially all of the Company's assets, all outstanding options may be assumed or an equivalent option substituted by the successor corporation or its parent or subsidiary or, in the absence of such assumption or substitution, any options not exercised as of the date of the change of control may be accelerated or terminated upon such change of control.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors serves as an administrative arm of the Board to make decisions regarding executive and employee compensation and to make recommendations to the Board on compensation matters concerning the Chief Executive Officer. The following is the report of the Compensation Committee describing compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended March 31, 1996. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission ("SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize stockholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

 Compensation

  The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenues and operating results and
(iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

 Equity-Based Compensation

  The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the Executive Officers of the Company under the Company's 1995 Plan upon the Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The stock plans are intended to provide additional incentives to the executive officers to maximize stockholder value. Options are granted under the stock plans at no less than 85% of the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with the Company.

 Compensation of the Chief Executive Officer

  The compensation of the Company's Chief Executive Officer for fiscal 1996 was based upon the same criteria described above. The compensation of the Chief Executive Officer is set by the Board, after taking under consideration the recommendations of the Compensation Committee. The Board considered several factors as important in determining the Chief Executive Officer's compensation for fiscal 1996. These factors included the attainment of corporate revenue and operating results goals for the fiscal year, Company progress in new product development and the contribution of the Chief Executive Officer to the Company's strategic focus, market position and brand development. No set formula is used in this determination, and no particular function is weighted greater or lesser than the other. Compensation levels for other Chief Executive Officers are also reviewed to determine an appropriate compensation level.

 Summary

  The Compensation Committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                          MEMBERS OF THE COMPENSATION
                                           COMMITTEE:

                                          CHARLES H. GAYLORD
                                          DR. HENRY KRESSEL
                                          AVRAM C. MILLER

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the CRSP Index for the Nasdaq Stock Market (U.S. Index) and the Hambrecht & Quist Technology Stocks for the period commencing May 25, 1995, (the date of the Company's initial public offering), and ending on March 31, 1996. The graph assumes that $100 was invested on May 25, 1995 for the Nasdaq and Hambrecht & Quist indexes and $100 was invested on May 25, 1995 in the Company's Common Stock, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN
                AMONG MAXIS INC., NASDAQ AND H & Q TECHNOLOGY

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period
(Fiscal Year Covered)        MAXIS INC.     NASDAQ       H&Q TECHNOLOGY
- - -------------------          ----------     -------      --------------
Measurement Pt-05/25/95      $100           $100         $100
FYE  06/95                   $166           $111         $114
FYE  09/95                   $275           $124         $130
FYE  12/95                   $238           $126         $127
FYE  03/96                   $155           $132         $129

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with, except that Robin Harper filed one Form 3 late with respect to one transaction.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Dated: July 22, 1996

PROXY                                                                      PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                                  MAXIS, INC.

                ANNUAL MEETING OF STOCKHOLDERS--AUGUST 21, 1996

 The undersigned Stockholder(s) of Maxis, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 22, 1996, and hereby appoints, jointly and severally, Fred M. Gerson and Deborah L. Gross , each with full power of substitution, as proxy and attorney-in-fact of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held on August 21, 1996 at 10:00 a.m., and any adjournment thereof, and to vote all shares of Common Stock the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT DESIGNATED DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND AS THE PROXIES MAY DECIDE ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

    PLEASE SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                     MAXIS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]
                                                                       FOR ALL
                                                   FOR     WITHHELD     EXCEPT
1.  Election of Directors                          [_]       [_]         [_]
    Nominees: Jeffrey B. Braun, Samuel L. Poole,
    Charles H. Gaylord, Jr., William H. Janeway,
    Dr. Henry Kressel, Avram C. Miller,
    William R. Wright, Eric C.W. Dunn

    ------------------------------
    (Except nominee(s) written above.)

                                                   FOR     AGAINST     ABSTAIN
2.  To approve amendments to the Company's         [_]       [_]         [_]
    1995 Stock Plan to (i) increase the
    number of shares of Common Stock reserved
    for issuance thereunder by 1,200,000 shares
    and (ii) make directors of the Company
    eligible to participate in such plan.
                                                   FOR     AGAINST     ABSTAIN
3.  To approve an amendment to the Company's       [_]       [_]         [_]
    1995 Employee Stock Purchase Plan
    to increase the number of shares of
    Common Stock reserved for issuance
    thereunder by 100,000 shares.
                                                   FOR     AGAINST     ABSTAIN
4.  To ratify the appointment of Ernst &           [_]       [_]         [_]
    Young LLP as independent auditors for
    the Company for the fiscal year ending
    March 31, 1997.
                                                   FOR     AGAINST     ABSTAIN
5.  To vote or otherwise represent the shares      [_]       [_]         [_]
    of any other business that may properly
    come before the meeting or any adjournments thereof, according to their decision and in their discretion.

I plan to attend the Meeting:    Yes ___   No ____

     Dated: _____________________________________________________________ , 1996

Signature of Stockholder________________________________________________________

Print name______________________________________________________________________

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATES. A CORPORATION IS REQUESTED TO SIGN ITS NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER, WITH THE OFFICE HELD DESIGNATED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. ARE REQUESTED TO SO INDICATE WHEN SIGNING. IF STOCK IS REGISTERED IN TWO NAMES, BOTH SHOULD SIGN.